SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[X]      Soliciting Material Pursuant to ss. 240.14a-12

                                Blockbuster, Inc.

                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                 Barberry Corp.
                             Hopper Investments LLC
                         High River Limited Partnership
                                Icahn & Co., Inc.
                         Icahn Partners Master Fund L.P.
                               Icahn Offshore L.P.
                                CCI Offshore LLC
                               Icahn Partners L.P.
                               Icahn Onshore L.P.
                                 CCI Onshore LLC

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

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         3) Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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         5) Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
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previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.

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


         On April 7, 2005, Carl C. Icahn and his affiliates filed a Schedule 13D with the Securities and Exchange Commission, which schedule contained the following statements in its Item 4 disclosure:

         "On April 5, 2005, Mr. Icahn spoke with Mr. Antioco, the Chief Executive Officer of Issuer, about the possibility of Issuer extending the period of time that a shareholder would have to notify Issuer that it intended to nominate directors at the Issuer's annual meeting in 2005, presently scheduled for May 11,2005. The additional time would be used to explore methods of enhancing shareholder value that each of the Registrants and Issuer would find acceptable. Mr. Antioco said that he would get back to Mr. Icahn regarding the additional time.

         In the conversation, Mr. Icahn suggested that the Board of Issuer consider at least a one-time extraordinary dividend to shareholders of Issuer rather than spending valuable capital of Issuer on non-core business activities and also consider placing nominees of Registrants on the Board of Directors to diversify the Board's representation with the directors nominated by the largest shareholder of Issuer. Mr. Icahn also expressed his opinion that management of Issuer mishandled the failed attempt to acquire Hollywood Entertainment Corp., which would have been extremely beneficial for Issuer.

         On April 6, 2005, Mr. Antioco wrote to Mr. Icahn and indicated that Issuer was rejecting all of Mr. Icahn's suggestions and would not consider an extension of time to send Issuer a notification of Registrants' intent to nominate candidates for directorships.

         As a result, the Registrants have determined to nominate a slate of candidates to the Board of Issuer and intend to appropriately notify Issuer of its proposed nominees.

         On April 7, Mr. Icahn sent a letter to Mr. Antioco, a copy of which is attached hereto as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF BLOCKBUSTER, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF BLOCKBUSTER, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. "


         On April 7, 2005, Mr. Icahn sent a letter to Mr. Antioco, a copy of which is attached hereto as Exhibit 1.










SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF BLOCKBUSTER, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF BLOCKBUSTER, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2004 AND AMENDED ON FEBRUARY 17, 2005 AND APRIL 7, 2005 WITH RESPECT TO BLOCKBUSTER, INC. THAT SCHEDULE 13D AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.